Exhibit 1.1
EXECUTION COPY
Aastrom Biosciences, Inc.
46,154,000 Shares of Common Stock
Class A Warrants to Purchase 34,615,500 Shares of Common Stock
Class B Warrants to Purchase 23,077,000 Shares of Common Stock
UNDERWRITING AGREEMENT
January 15, 2010
Oppenheimer & Co. Inc.
300 Madison Avenue
New York, New York 10017
Ladies and Gentlemen:
          Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell to you (the “Underwriter”) an aggregate of (i) 46,154,000 shares (the “Firm Shares”) of common stock, no par value per share (the “Common Stock”), (ii) Class A warrants to purchase 34,615,500 shares of Common Stock (the “Firm Class A Warrants”) and (iii) Class B warrants to purchase 23,077,000 shares of Common Stock (the “Firm Class B Warrants”, and together with the Firm Class A Warrants, the “Firm Warrants” and the Firm Warrants collectively with the Firm Shares, the “Firm Securities”). In addition, the Company proposes to grant to the Underwriter an option to purchase (i) up to an additional 6,923,100 shares of Common Stock (the “Option Shares”) and/or (ii) Class A warrants to purchase up to an additional 5,192,325 shares of Common Stock (the “Option Class A Warrants”) and/or (iii) Class B warrants to purchase up to an additional 3,461,550 shares of Common Stock (the “Option Class B Warrants” and together with the Option Class A Warrants, the “Option Warrants” and the Option Warrants together with the Option Shares, the “Option Securities”) from the Company for the purpose of covering over-allotments and for market stabilization purposes in connection with the sale of the Firm Securities. The Firm Warrants and Option Warrants are referred to herein as the “Warrants.” The Firm Securities and the Option Securities are referred to herein as the “Securities.” The Securities are more fully described in the Registration Statement (as hereinafter defined).
          The offering and sale of the Securities (the “Offering”), including the shares of Common Stock (the “Warrant Shares”) underlying the Warrants, are being made pursuant to (i) an effective Registration Statement on Form S-3 (No. 333-155739) (including the Base Prospectus contained therein dated February 19, 2009 (the “Base Prospectus”) that has been prepared and filed by the Company with the Securities and Exchange Commission (the “Commission”) in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the published rules and regulations thereunder (the “Rules”) adopted by the Commission relating to Common Stock and Warrants of the Company that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act, and such amendments thereof as may have been required to the date of this Agreement, (ii) a preliminary prospectus supplement (the “Preliminary Prospectus”) included as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules, (iii) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act), that have been or will be filed with the Commission and delivered to the purchasers of Securities on or prior to the date hereof, and (iv) a prospectus supplement to be dated the date hereof, containing certain supplemental information regarding the Securities and the Warrant Shares, the Company and the terms of the offering that will be filed with the Commission (the “Prospectus Supplement”). Copies of such Registration Statement, the related Base Prospectus, the Preliminary Prospectus, any free writing prospectus and the Prospectus Supplement have heretofore been delivered by the Company or are otherwise available to you.
          The term “Registration Statement” as used in this Agreement means the registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430B of the Rules. If the Company has filed an abbreviated registration statement to register additional Securities and the Warrant Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.
          The term “Prospectus” means the Base Prospectus, and any amendments or further supplements to such prospectus, and including, without limitation, the Prospectus Supplement filed pursuant to and within the time limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Securities and the Warrant Shares contemplated by this Agreement through the date of the Prospectus Supplement. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Unless otherwise stated herein, any reference herein to the Registration Statement, the General Disclosure Package (as hereinafter defined), the Statutory Prospectus (as hereinafter defined) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement, the General Disclosure Package, the Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          The Company understands that the Underwriter proposes to make a public offering of the Securities, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the date of this Agreement as the Underwriter deems advisable. In connection with its duties as underwriters, the Company hereby confirms that the Underwriter has been authorized to distribute or cause to be distributed each Preliminary Prospectus, Issuer Free Writing Prospectus (as hereinafter defined) and is authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriter).
          1. Sale, Purchase, Delivery and Payment for the Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
               (a) The Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $0.2418 per unit (each unit composed of a share of Common Stock, a Class A warrant and a Class B warrant), the Firm Securities.
               (b) The Company hereby grants to the Underwriter an option to purchase all or any part of (i) the Option Shares at a purchase price of $0.211575 per Option Share, (ii) the Option Class A Warrants at a purchase price of $0.027900 per Option Class A Warrant and/or (iii) the Option Class B Warrants at a purchase price of $0.018600 per Option Class B Warrant. Such option may be exercised only one time and only to cover over-allotments in the sales of the Firm Securities by the Underwriter and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, two business days before the Firm Securities Closing Date (as defined below), and at any time thereafter within 30 days after the Firm Securities Closing Date, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Underwriter to the Company no later than 12:00 noon, New York City time, two business days before the Firm Securities Closing Date or at least two business days before the Option Securities Closing Date (as defined below), as the case may be, setting forth the number of Option Shares, Option Class A Warrants and/or Option Class B Warrants to be purchased and the time and date (if other than the Firm Securities Closing Date) of such purchase.
               (c) Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of Oppenheimer & Co. Inc., 300 Madison Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Underwriter (such time and date of delivery and payment are called the “Firm Securities Closing Date”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price, and delivery of the certificates, for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each date of delivery as specified in the notice from the Underwriter to the Company (such time and date of delivery and payment are called the “Option Securities Closing Date”). The Firm Securities Closing Date and any Option Securities Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

               (d) Payment shall be made to the Company by wire transfer of immediately available funds payable in New York Clearing House (same day) funds drawn to the order of the Company, against delivery of the respective certificates to the Underwriter.
               (e) Certificates evidencing the Securities shall be registered in such names and shall be in such denominations as the Underwriter shall request at least two full business days before the Firm Securities Closing Date or, in the case of Option Securities, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Underwriter through the facilities of the Depository Trust Company (“DTC”), as requested by the Underwriter, for the account of such Underwriter. The Company will cause the certificates representing the Securities to be made available for checking and packaging, at such place as is designated by the Underwriter, on the full business day before the Firm Securities Closing Date (or the Option Securities Closing Date in the case of the Option Securities).
          2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Date, as follows:
               (a) The Company meets the requirements for use of Form S-3 under the Securities Act and has filed with the Commission the Registration Statement on such Form, including the Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities and the Warrant Shares. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder, and (ii) did not or will not, contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. When each of the Preliminary Prospectus and the Prospectus was or will be first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or filed or to be filed pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto (including the Prospectus Supplement) was or will be first filed with the Commission, such Preliminary Prospectus and Prospectus, as amended or supplemented, will comply or complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not as of the date thereof, does not as of the date hereof, or will not as of each Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If applicable, the Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, the Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Underwriter specifically for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Underwriter for use in the Registration Statement, the Preliminary Prospectus or the Prospectus is the statements contained in the third, eighth and twelfth paragraphs under the caption “Underwriting” in the Prospectus (the “Underwriter’s Information”).
               (b) As of the Applicable Time (as hereinafter defined), neither (i) the Registration Statement, the Base Prospectus, the Statutory Prospectus, the information included on Schedule 1 hereto and any information or documents deemed to be incorporated by reference to the foregoing (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus (as hereinafter defined) when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter’s Information.
          Each Issuer Free Writing Prospectus, including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule 2 hereto and (ii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder.
          As used in this Section and elsewhere in this Agreement:
          “Applicable Time” means 8:30 am (Eastern time) on the date of this Agreement.
          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities, including, without limitation, each Road Show.
          “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time, including the Base Prospectus and any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.
               (c) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 under the Rules) has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened under the Securities Act. Any required filing of the Preliminary Prospectus, the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.
               (d) The documents incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, the Statutory Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
               (e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, the General Disclosure Package or the Prospectus.
          If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
               (f) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.
               (g) PricewaterhouseCoopers LLP (the “Auditor”) whose report is filed with the Commission as a part of the Registration Statement, is and, during the periods covered by its report, was an independent public accountant as required by the Securities Act and the Rules.
               (h) Each of the Company and its subsidiaries (including each corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite entity power and authority to carry on its business as is currently being conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to own, lease and operate its properties. All of the issued shares of capital stock of, or other ownership interests in, each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.
               (i) The Registration Statement initially became effective within three years of the date hereof. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Securities remain unsold, the Company will, prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities and the Warrant Shares, in a form satisfactory to the Underwriter, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities and the Warrant Shares to continue as contemplated in the expired Registration Statement. References herein to the registration statement relating to the Securities and the Warrant Shares shall include such new shelf registration statement.
               (j) Each of the Company and its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (including those that may be required by any state, federal or foreign agencies or bodies in the regulation of clinical trials and pharmaceuticals) (collectively, the “Permits”) except where failure to have the same could not reasonably be expected to have a Material Adverse Effect, to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect. Each of the Company and its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.
               (k) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.
               (l) Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, each of the Company and its subsidiaries owns, or possesses legally enforceable rights to use, all patents, patent rights, inventions, trademarks, trademark registrations, trade names, service marks, service mark registrations, copyrights, copyright applications, licenses, know-how, trade secrets and other similar rights and proprietary knowledge (collectively, “Intellectual Property”) used, or proposed to be used, in the conduct of their respective businesses, as presently conducted or as proposed to be conducted (collectively, “Company Intellectual Property”). Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, (i) the business of the Company and its subsidiaries as now conducted and as proposed to be conducted does not and will not infringe or conflict with any Intellectual Property or franchise right of any person, and (ii) no claim has been made against the Company or any of its subsidiaries alleging the infringement by the Company, any of its subsidiaries, any of their respective licensees or other third parties of any Intellectual Property or franchise right of any person, except for such as would not reasonably be expected to have a Material Adverse Effect. Each employee of and consultant to the Company and its subsidiaries has entered into a confidentiality and invention assignment agreement in favor of the Company or its applicable subsidiary as a condition of the employment or retention of services of such employee or consultant, except where failure to enter into such an agreement would not materially adversely effect the Company’s or its subsidiaries’ rights with respect to the Company Intellectual Property. To the Company’s knowledge, (i) there is no third party with any right to any Company Intellectual Property that conflicts with the rights of the Company, its subsidiaries or their respective licensees thereto, (ii) there is no infringement by any third parties of any Company Intellectual Property, and (iii) there is no patent or patent application that contains claims that conflict with any Company Intellectual Property that would, in each case, have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or other claim by any third parties (i) challenging the rights of the Company, any of its subsidiaries or their respective licensees in or to, or the validity or scope of, any Company Intellectual Property, or (ii) that the Company, any of its subsidiaries or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of the Company’s products and product candidates, any Intellectual Property of any third parties, and, to the knowledge of the Company, there are no facts that would form a reasonable basis for any such claims.
               (m) Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.
               (n) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any event which could reasonably be expected to have a Material Adverse Effect; (ii) none of the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.
               (o) There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects in all respects the material terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the General Disclosure Package or the Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and except where the same is not reasonably likely to have a Material Adverse Effect. None of the Company nor any of its subsidiaries (if a subsidiary is a party), nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its subsidiaries (if a subsidiary is a party thereto) of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.
               (p) The statistical, scientific and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
               (q) None of the Company nor any of its subsidiaries (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
               (r) The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under Section 5 of the Agreement may be limited by applicable law and as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. The Warrants have been duly and validly authorized, executed and delivered by the Company and constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the Warrants and the issuance and sale of the Securities and the Warrant Shares by the Company.

               (s) Neither the execution, delivery and performance of this Agreement and the Warrants by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Securities and the Warrant Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their respective properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries except for such consents or waivers which have already been obtained and are in full force and effect.
               (t) The Company has authorized and outstanding capital stock at January 8, 2010 as set forth under the caption “The Offering” in the Prospectus, and since such date there has been no change in the capital stock of the Company except for issuances pursuant to employee benefit plans described in the Registration Statement, the General Disclosure Package or the Prospectus or upon exercise of outstanding warrants described in the Registration Statement, General Disclosure Package or the Prospectus. All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Company has reserved and kept available for the exercise of the Warrants such number of authorized but unissued shares as are sufficient to permit the exercise in full of the Warrants. The Firm Shares and Option Shares, when delivered by the Company pursuant to this Agreement, and the Warrant Shares, when issued upon exercise of the Warrants, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The exercise price of each option to acquire Common Stock (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were duly approved by the Company’s board of directors, made in accordance with the terms of the Company’s applicable employee benefit plan and all applicable laws, recorded in the Company’s financial statements in accordance with generally accepted accounting principles, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant. The Common Stock and the Securities and the Warrant Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Registration Statement, the General Disclosure Package or the Prospectus.
               (u) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement.
               (v) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
               (w) None of the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.
               (x) No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the General Disclosure Package and the Prospectus.
               (y) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation (as such terms are used in Regulation M promulgated under the Exchange Act) of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Securities.
               (z) The Company and each of its subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

               (aa) The Company has duly authorized the Firm Shares, the Option Shares and the Warrant Shares for listing on the Nasdaq Capital Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the Nasdaq Capital Market, nor has the Company received any notification that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing, except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.
               (bb) Each subsidiary of the Company is not currently prohibited, directly or indirectly, under any agreement or other instrument to which any such subsidiary is a party or is subject, from paying any dividends to the Company, from making any other distribution on any subsidiary’s capital stock, from repaying to the Company any loans or advances to any subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company.
               (cc) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (dd) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.
               (ee) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.
               (ff) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditors have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).
               (gg) Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.
               (hh) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605(c)(2) of the Rules of the Nasdaq Stock Market (the “Nasdaq Rules”) and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 5605(c)(1) of the Nasdaq Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.
               (ii) There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, any related rules and regulations promulgated by the Commission and corporate governance requirements under the Nasdaq Rules, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.
               (jj) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Registration Statement, the General Disclosure Package and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance policies and instruments as and when they expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is materially greater than the cost of its current insurance coverage. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
               (kk) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Securities and the Warrant Shares under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

               (ll) There are no affiliations with FINRA among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater shareholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Underwriter.
               (mm) (i) Each of the Company, its subsidiaries and its licensees is in compliance in all material respects with all federal, state, local and foreign rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment which are applicable to its business (“Environmental Laws”); (ii) neither the Company nor its subsidiaries or licensees has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable foreign, state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CERCLA.
               (nn) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.
               (oo) The Company and its subsidiaries hold and are operating in compliance in all material respects with such exceptions, permits, licenses, franchises, authorizations and clearances of the Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) and/or any committee thereof required, for the conduct of its business as currently conducted (collectively, the “FDA Permits”), and all such FDA Permits are in full force and effect. The Company has fulfilled and performed all of its obligations with respect to the FDA Permits, and, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any FDA Permit.
               (pp) The Company and its subsidiaries: (i) are and at all times have been in compliance in all material respects with all statutes, rules, regulations, or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”); (ii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (iv) has not received notice that the FDA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; (v) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vi) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.
               (qq) The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
               (rr) The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
               (ss) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
               (tt) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
               (uu) Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
               (vv) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability. The Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any subsidiary, or to any other person; the Company and its subsidiaries are in compliance with all applicable laws relating to employee benefits.
               (ww) None of the Company, its directors or officers has distributed or will distribute prior to the later of (i) the Firm Securities Closing Date or the Option Securities Closing Date, as the case may be, and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities and the Warrant Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 5(e) below.
               (xx) Except as set forth in the Prospectus, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment, nor is any such payment being made, in connection with the offering and sale of the Securities.

          3. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter under this Agreement are subject to each of the following terms and conditions:
               (a) Notification that the Registration Statement has become effective shall have been received by the Underwriter and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.
               (b) No order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules) shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement, the Preliminary Prospectus or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter.
               (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before each Closing Date.
               (d) The Underwriter shall have received on each Closing Date a certificate, addressed to the Underwriter and dated such Closing Date, of the chief executive officer and chief financial officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) he has carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in his opinion (A) as of the Effective Date, (1) the Registration Statement and Base Prospectus did not include, (2) as of the Applicable Time, neither (x) the General Disclosure Package, nor (y) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, and (3) as of its date and the Closing Date, the Prospectus, including the Prospectus Supplement, did not include, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Applicable Time no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the General Disclosure Package or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to his knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.
               (e) The Underwriter shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Underwriter and dated the date of this Agreement, in form and substance reasonably satisfactory to the

Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Underwriter and dated such Closing Date, in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
               (f) The Underwriter shall have received on each Closing Date from Seyfarth Shaw LLP, counsel for the Company, an opinion, addressed to the Underwriter and dated such Closing Date, stating in effect the matters set forth on Exhibit B-1 attached hereto.
               (g) The Underwriter shall have received on each Closing Date from Dykema Gossett PLLC, special local counsel for the Company, an opinion, addressed to the Underwriter and dated such Closing Date, stating in effect the matters set forth on Exhibit B-2 attached hereto.
               (h) All proceedings taken in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and its counsel and the Underwriter shall have received from Goodwin Procter LLP a favorable opinion, addressed to the Underwriter and dated each Closing Date, covering such matters as are customarily covered in transactions of this type, and the Company shall have furnished to Goodwin Procter LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
               (i) Each director and executive officer (a list of which is contained in Schedule 3 hereto) of the Company has delivered to the Underwriter his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (the “Lock-Up Agreement”).
               (j) The Firm Shares, the Option Shares and the Warrant Shares shall have been approved for listing on the Nasdaq Capital Market.
               (k) The Underwriter shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company or any subsidiary that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company or any subsidiary shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any subsidiary or any of their properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Underwriter’s judgment to proceed with the purchase or offering of the Securities as contemplated hereby.
               (l) On each Closing Date, the Company shall have furnished to the Underwriter a Secretary’s Certificate of the Company.
               (m) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
               (n) The Company shall have furnished or caused to be furnished to the Underwriter such further certificates or documents as the Underwriter shall have reasonably requested.
4. Covenants of the Company.
(a) The Company covenants and agrees as follows:
               (i) The Company shall prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.
               (ii) The Company shall promptly advise the Underwriter in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities and the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (iii) If, at any time when a prospectus relating to the Securities and the Warrant Shares (or, in lieu thereof, the notice referred to Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.
               (iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
               (v) The Company shall make generally available to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the most recent Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.
               (vi) The Company shall furnish to the Underwriter and counsel for the Underwriter, without charge, copies of the Registration Statement (including all exhibits thereto and amendments thereof) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. If applicable, the copies of the Registration Statement, Issuer Free Writing Prospectus, the Preliminary Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
               (vii) The Company shall cooperate with the Underwriter and its counsel in endeavoring to qualify the Securities and the Warrant Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriter may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.
               (viii) The Company, during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.
               (ix) Without the prior written consent of the Underwriter, (a) for a period of 90 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Securities and the Warrant Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing employee benefit plans as described in the Registration Statement, the General Disclosure Package or the Prospectus and (b) for a period of 180 days after the date of this Agreement, the Company shall not (i) issue, sell or register with the Commission, or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company) pursuant to the Company’s existing financing program with Fusion Capital Fund II, LLC or (ii) enter into any similar equity program with any third party. Notwithstanding the foregoing, if (x) during the last 17 days of the 90 day period or 180 day period, as applicable, described in the preceding sentence the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 90 day period or 180 day period, as applicable, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90 day period or 180 day period, as applicable; the restrictions imposed in this preceding sentence shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are “actively traded” as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
               (x) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq Capital Market (including any required registration under the Exchange Act).
               (xi) Prior to the Firm Securities Closing Date or the Option Securities Closing Date, as the case may be, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities and the Warrant

Shares without the prior written consent of the Underwriter unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.
               (xii) The Company will apply the net proceeds from the offering of the Securities in the manner set forth under “Use of Proceeds” in the Prospectus.
               (b) The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the issuance of the Securities and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction, filing and distribution of the Registration Statement (including all exhibits thereto), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements to any of the foregoing documents, and any document incorporated by reference in the Registration Statement, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Securities and the Warrant Shares; (iii) the registration or qualification of the Securities and the Warrant Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vii), including the reasonable fees and disbursements of counsel for the Underwriter in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and all amendments or supplements to any of the foregoing, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Securities and Warrant Shares; (v) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriter in connection with such review; (vi) inclusion of the Firm Shares, the Option Shares and the Warrant Shares for listing on the Nasdaq Capital Market; (vii) the costs and expenses of the Company relating to investor presentations in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with the presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants; (viii) all transfer taxes, if any, with respect to the sale and delivery of the Securities and the Warrant Shares by the Company; and (ix) all reasonable out-of-pocket expenses (including the fees and disbursements of counsel to the Underwriter) incurred by the Underwriter in connection with this Agreement and the proposed sale of the Securities and the Warrant Shares or in contemplation of performing its obligations hereunder; provided, however, that except as otherwise contemplated in Section 5 or 7(b) hereof, the Company shall only be liable for the reasonable out-of-pocket expenses (including the fees and disbursements of counsel to the Underwriter) incurred by the Underwriter in an amount not to exceed $75,000 in the aggregate.
               (c) The Company acknowledges and agrees that the Underwriter has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriter, on the other hand, with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriter has not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary duty to the company or any other person in connection with any such transaction or the process leading thereto.
               (d) The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities and the Warrant Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show. The Company consents to the use by the Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only information describing the preliminary terms of the Securities and the Warrant Shares or their offering.
5. Indemnification.
               (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, the Preliminary Prospectus, the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, or in any Marketing Materials, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter’s Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
               (b) The Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Prospectus or the General Disclosure Package or any such amendment or supplement in reliance upon and in conformity with the Underwriter’s Information; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discounts and commissions applicable to the Securities to be purchased by the Underwriter hereunder.
               (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.
          6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the shares placed by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.
7. Termination.
               (a) This Agreement may be terminated at any time prior to each Closing Date by the Underwriter by notifying the Company at any time at or before such Closing Date in the absolute discretion of the Underwriter if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Securities and the Warrant Shares or enforce contracts for the sale of the Securities and the Warrant Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Securities and the Warrant Shares or enforce contracts for the sale of the Securities; (iii) trading in the shares of Common Stock or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

               (b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriter, and the Underwriter shall not be under any liability to the Company; provided, however, that if this Agreement is terminated by the Underwriter due to any event in Section 7(a) above or because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including all fees and disbursements of its counsel) incurred by it in connection with this Agreement and the proposed sale of the Securities and the Warrant Shares or in contemplation of performing its obligations hereunder.
          8. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Securities. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.
          This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchasers of Securities merely because of such purchase.
          All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriter, to Oppenheimer & Co. Inc., 300 Madison Avenue, 4th Floor, New York, New York 10017 Attention: Andrew MacInnes, and (b) if to the Company, to Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan 48106 Attention: Timothy Mayleben.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours, AASTROM BIOSCIENCES, INC.
By	/s/ Timothy M. Mayleben
	Name:	Timothy M. Mayleben
	Title:	Chief Executive Officer and President

Confirmed: OPPENHEIMER & CO. INC.
By:	/s/
Name:
Title:

SCHEDULE 1
Pricing Information

Shares Offered:	46,154,000 shares

Class A Warrants Offered:	Class A warrants to purchase 34,615,500 shares, at an exercise price of $0.3718 per share.

Class B Warrants Offered:	Class B warrants to purchase 23,077,000 shares, at an exercise price of $0.26 per share.

Purchase Price:	$0.26 per unit (each unit composed of a share of Common Stock, a Class A warrant and a Class B warrant)

SCHEDULE 2
Issuer Free Writing Prospectus
None.

SCHEDULE 3
Directors and Executive Officers Executing Lock-Ups
Timothy M. Mayleben
George W. Dunbar
Nelson M. Sims
Alan L. Rubino
Harold C. Urschel Jr., M.D.
Robert L. Zerbe, M.D.

EXHIBIT A
Form of Lockup Agreement
                          , 2010
Oppenheimer & Co. Inc.
300 Madison Avenue
New York, New York 10017
Re:      Public Offering of Common Stock and Warrants of Aastrom Biosciences, Inc.
Ladies and Gentlemen:
     The undersigned, a holder of shares of common stock (“Common Stock”) or rights to acquire shares of common stock, no par value per share (the “Common Stock”), of Aastrom Biosciences, Inc. (the “Company”) and/or an officer, director or employee of the Company, understands that the Company intends to file a prospectus supplement (the “Prospectus Supplement”) to the Company’s prospectus dated February 19, 2009 pursuant to and in accordance with Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission for the offering of shares of Common Stock and warrants to purchase Common Stock (the “Offering”). The undersigned further understands that you, as underwriter, are contemplating entering into an underwriting agreement with the Company in connection with the Offering (the “Underwriting Agreement”).
     In order to induce the Company and you to enter into the Underwriting Agreement and to induce you to act as the underwriter in the Offering (the “Underwriter”), the undersigned hereby agrees for the benefit of the Company and the Underwriter that, without your prior written consent, the undersigned will not, during the period ending 90 days, subject to extension as provided below (the “Lock-Up Period”), after the date of the Prospectus Supplement , directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without your prior written consent, it will not, during the period ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (v) transfers to any charitable organization, (w) transfers as a gift or gifts, or to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the donee or the trustee of the trust agrees to be bound by the restrictions set forth herein, and further provided that any such transfer shall not involve a disposition for value, (x) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery or sale of shares of Common Stock of the Company held by the undersigned, (y) the sale of the Securities to be sold pursuant to the Prospectus Supplement and (z) sales under any 10b-5 plan in effect on the date hereof. For purposes of this lock-up agreement, “immediately family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; the restrictions imposed in this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned, whether or not participating in the Offering, understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:

By:

EXHIBIT B
Matters to be Covered in the Seyfarth Shaw LLP Legal Opinion
or the Dykema Gossett PLLC Legal Opinion